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                                                                    Exhibit 99.1



                                ALZA CORPORATION
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON -, 2001


     The undersigned stockholder of ALZA Corporation ("ALZA"), revoking all prior proxies, hereby appoints Julian N. Stern, Peter D. Staple and Bruce C. Cozadd, or any of them acting singly, proxies, with full power of substitution to vote all shares of capital stock of ALZA which the undersigned is entitled to vote at the special meeting of stockholders to be held on -, -, 2001 at - a.m., local time, at -, upon matters set forth in the Notice of Special Meeting of Stockholders dated -, 2001, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment or postponement of the meeting or upon any other business that may properly be brought before the meeting by the ALZA board of directors. Attendance of the undersigned at the meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALZA CORPORATION. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE
RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY
STATEMENT/PROSPECTUS.

                           (Continued on reverse side)

            (Please fill in the appropriate boxes on the other side)


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(Continued from other side)

                                ALZA CORPORATION

[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

     To adopt the Agreement and Plan of Merger dated as of March 26, 2001, among Johnson & Johnson, Express Merger Sub Inc. and ALZA Corporation

     FOR      [ ]
     AGAINST  [ ]
     ABSTAIN  [ ]

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR THE PROPOSAL.

DATED:              , 2001

Signature of Stockholder(s)


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     Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE STOCK CERTIFICATE.

     If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual stockholder.

     Mark here if you plan to attend the meeting [ ]